UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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II-VI INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Notice of Annual Meeting of Shareholders

to be held on November 5, 2004

TO THE SHAREHOLDERS OF

II-VI INCORPORATED:

The Annual Meeting of Shareholders of II-VI Incorporated will be held at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044, on Friday, November 5, 2004, at 1:30 p.m. local time to consider and act upon the following matters:

1.	The election of two (2) directors for a term to expire in 2007;

2.	An amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock that are authorized to issue from 30,000,000 to 100,000,000 shares; and

3.	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2005.

The shareholders will also be asked to consider such other matters as may properly come before the meeting.

The Board of Directors has established the close of business on Wednesday, September 8, 2004, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Robert D. German, Secretary

September     , 2004

Preliminary Copy

II-VI INCORPORATED

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

November 5, 2004

This proxy statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on Friday, November 5, 2004, at 1:30 p.m. local time at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044. A shareholder reception will start at 12:45 p.m. This proxy statement was first mailed to shareholders on or about September     , 2004. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2004 is being furnished with this proxy statement.

Only shareholders of record as of the close of business on Wednesday, September 8, 2004, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding capital stock of the Company on that date consisted of                      shares of Common Stock, no par value (“Common Stock”), each entitled to one vote per share.

All shares represented by valid proxies received by the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted as described below under the caption “Recommendation of the Board of Directors.” Unless otherwise indicated by the shareholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under the Company’s Articles of Incorporation, By-Laws and applicable law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting in person or by proxy are entitled to cast generally is required for shareholder approval, including shareholder proposals properly presented at the meeting and the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2005. As such, abstentions generally have the effect of a negative vote. Any broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. As directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors. With regard to the proposed amendment to the Articles of Incorporation, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required for shareholder approval. As they are not votes cast, abstentions and broker non-votes have no effect on the approval of the proposed amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company recommends a vote FOR each of the nominees named below for election as director, FOR the proposal to increase the authorized shares of common stock from 30,000,000 to 100,000,000, and FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2005.

ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Board of Directors shall establish the number of directors which shall be not less than five nor more than nine members. The By-Laws also provide for a board of directors of three classes, each class consisting of as nearly an equal number as practicable, as determined by the Board. At present, the Board of Directors of the Company has determined that the number of directors shall be seven, consisting of two directors each in Classes One and Two and three directors in Class Three.

Two directors of Class Two are to be elected to hold office for a term of three years, and each until their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. A vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his successor is elected and has qualified or until his or her earlier death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

The holders of Common Stock have cumulative voting rights in the election of directors. In voting for directors, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. The two Class Two nominees receiving the greatest number of affirmative votes each will be elected as a Class Two director whose term expires in 2007. Unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the named proxies discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more of such nominees as the named proxies determine, with a view to maximizing the number of nominees of the Board of Directors who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder’s having withheld authority to vote for an individual nominee or nominees because the proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the proxy card.

The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting: for the election of Peter W. Sognefest, who has served as director of the Company since 1979; and for the election of Francis J. Kramer, who has served as director of the Company since 1989.

The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

The following sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

Nominees for Class Two Directors Whose Terms Expire 2007

Peter W. Sognefest, 63, has served as a Director of the Company since 1979. Mr. Sognefest is President, Chief Executive Officer and Chairman of South East Asia Manufacturing Operations Consultancy (SEAMOC). From 2002 to 2003 Mr. Sognefest was Vice-Chairman of Xymox Technologies, Inc. From 1996 to 2002, he was President and Chief Executive Officer of Xymox Technologies, Inc. From 1994 until 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (DAC).

He founded DAC in 1984 to design, manufacture and market digital appliance controls and sold DAC to Emerson Electric Company in July 1991. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds B.S. and M.S. degrees in Electrical Engineering from the University of Illinois. Mr. Sognefest serves as a director of privately owned Pillar Industries, with headquarters in Wisconsin.

Francis J. Kramer, 55, has served as a Director of the Company since 1989. Mr. Kramer has been employed by the Company since 1983 and has been its President and Chief Operating Officer since 1985. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh with a B.S. degree in Industrial Engineering and from Purdue University with an M.S. degree in Industrial Administration.

Existing Class One Directors Whose Terms Expires 2006

Duncan A.J. Morrison, 67, has served as a Director of the Company since 1982. Mr. Morrison has been Chairman of ARRI Canada Ltd. since 2001. Previously, he was President at ARRI Canada Ltd. from 1994 to 2001. He was a Vice President of Corporate Financial Consulting with Seapoint Financial Corporation in Toronto, Canada from 1990 to 1994. From 1987 until 1990, Mr. Morrison was the Chief Financial Officer of the CTV Television Network Ltd. in Toronto, Canada. From 1976 until 1986, Mr. Morrison was the Vice President/Controller of Copperweld Corporation in Pittsburgh, Pennsylvania. He was Vice President, Treasurer and the Comptroller of Kysor Industrial Corporation in Cadillac, Michigan from 1966 to 1976. Mr. Morrison is a director of 5N Plus, Inc., with headquarters in Canada. Mr. Morrison was born in Canada and graduated from Westerveld Business College in London, Ontario, with a B.A. in Accounting.

Marc Y.E. Pelaez, 58, has served as a Director of the Company since 2002. Mr. Pelaez is a retired Rear Admiral of the United States Navy. Rear Admiral Pelaez currently is a private consultant to defense and commercial companies. He was Vice President of Engineering and then of Business and Technology Development for Newport News Shipbuilding from 1996 until 2001, when it was acquired by Northrop Grumman Corporation. From 1993 to 1996 Rear Admiral Pelaez served as Chief of Naval Research. He served as the Executive Assistant to the Assistant Secretary of the Navy from 1990 to 1993. From 1968 to 1990 he held numerous positions in the United States Navy. Rear Admiral Pelaez serves on the Board of Trustees of the Old Dominion University Foundation. He is a graduate of the United States Naval Academy.

Existing Class Three Directors Whose Terms Expire 2005

Carl J. Johnson, 62, a co-founder of the Company in 1971, serves as Chairman, Chief Executive Officer, and Director of the Company. He served as President of the Company from 1971 until 1985 and has served as a Director since 1971 and Chairman since 1985. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively.

Thomas E. Mistler, 62, has served as a Director of the Company since 1977. Mr. Mistler has been an operating partner for Buckingham Capital Partners since 2003. Previously, Mr. Mistler was President, Chief Executive Officer and a Director of ESCO Holding Corp. and Engineered Arresting Systems Corporation from 1999 to 2003. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric

Corporation and from 1965 to 1998, Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse Electric Corporation. He was located in Riyadh from 1981 to 1984 where he served as President of Westinghouse Saudi Arabia Limited. Mr. Mistler graduated from Kansas State University with B.S. and M.S. degrees in Engineering. Mr. Mistler is a trustee and former vice-chairman of Brothers Brother Foundation, an international charitable organization. Mr. Mistler serves as a director of PaR Systems, a privately owned company based in Minnesota.

Joseph J. Corasanti, 40, has served as Director of the Company since 2002. Mr. Corasanti has served as President and Chief Operating Officer of CONMED Corporation, a publicly traded company, since 1999. From 1998 to 1999 he was Executive Vice President/General Manager of CONMED Corporation. He served as General Counsel and Vice President-Legal Affairs for CONMED Corporation from 1993 to 1998. From 1990 to 1993 he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. He is a director of CONMED Corporation.

AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors has adopted an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 30,000,000 to 100,000,000. The purpose of the amendment is to allow the Company to have a sufficient number of shares of authorized and unissued common stock which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors without the expense and delay of a special shareholders’ meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation, the issuance of shares in connection with equity financings, acquisitions, equity compensation plans, distributions of shares and stock splits.

The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized common stock without requiring future shareholder approval of such issuances, except as may be required by the Articles of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to the Company’s existing shareholders. The holders of common stock have no preemptive rights to subscribe for or purchase any additional shares of common stock that may be issued in the future.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the authorized shares of common stock be used as a type of antitakeover device.

CORPORATE GOVERNANCE MATTERS

Director Independence

The Corporate Governance Guidelines provide that in accordance with II-VI Incorporated’s long-standing policy, a substantial majority of the members of the Company’s Board of Directors must qualify as independent directors. The Company’s Board of Directors has determined that each continuing director and nominee for election as director, other than Carl J. Johnson and Francis J. Kramer, has no material relationship with the Company (other than as director) and is therefore “independent” within the meaning of the current listing standards of Nasdaq. In its annual review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company. The Board of Directors considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. When assessing the “materiality” of a director’s relationship with the Company, the Board of Directors considers all relevant facts and circumstances not only from the standpoint of the director in his individual capacity, but also from the standpoint of the persons to whom the director is related and organizations with which the director is affiliated.

Lead Independent Director

The position of Lead Independent Director was created in November 2003 to ensure that the Board of Directors serves in a capacity which is independent of management and that directors have an independent leadership contact. Thomas E. Mistler was appointed by the Board of Directors to this new position. In general, the major responsibilities of the Lead Independent Director include:

•	Chairing executive sessions conducted at each Board of Directors meeting of the non-management directors

•	Acting as a liaison between the Board of Directors and the Chairman/CEO

•	Supporting the Chairman/CEO in the setting of the agenda for Board of Director meetings, based on input from other directors

•	Chairing meetings of the Board of Directors in the absence of the Chairman/CEO

•	Carrying out other duties as requested by the Nominating and Corporate Governance Committee and the Board of Directors.

Audit Committee Financial Experts

The Board of Directors has determined that at least one member of the Audit Committee, Duncan A.J. Morrison, qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission and that he has the requisite level of financial sophistication required under the listing standards of Nasdaq.

Director Mandatory Retirement

The Board of Directors has adopted a retirement policy for directors. Under this policy, directors may not stand for re-election after age 75. There are no directors retiring under this provision at the Annual Meeting.

Directors Resignation

Directors are required to notify the Chairman/CEO and the Chairman of the Nominating and Corporate Governance Committee of any changes of employment or possible conflicts of interest situations.

Direct Stock Ownership Program

In order to further align the directors’ interest with those of II-VI Incorporated’s shareholders, the Board of Directors has established a stock ownership program that requires each director own a minimum of 100 shares of the stock of the Company. A director who did not comply with this program would not be permitted to stand for re-election. All directors currently meet this program.

Code of Business Conduct and Ethics

The Board of Directors has approved and adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company and its subsidiaries. In addition, the Company has adopted an additional Code of Ethics for Senior Financial Officers. The documents are available on the Company’s website. The Company will promptly disclose on its website (i) any waiver of a director or executive officer’s compliance with the Code of Business Conduct and Ethics, and (ii) any amendments or waiver of the Code of Ethics for Senior Financial Officers.

Executive Sessions of Non-Management Directors

Executive sessions of non-management directors (consisting of all directors other than Mr. Johnson and Mr. Kramer) are regularly scheduled and held at each meeting. The Lead Independent Director, Thomas E. Mistler, presides over these meetings.

Self-Evaluation, Self-Assessment and Director Continuing Education

The Board of Directors has a process whereby the full board and its members are subject to periodic self-evaluation and self-assessment.

The Board of Directors works with management to schedule new-director orientation programs and director continuing education programs. The orientation programs are designed to familiarize new directors with the Company’s businesses, strategies and challenges, and to assist new directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for board members may include a mix of in-house and third-party presentations and programs.

Communications with Directors

Shareholders wishing to communicate with the Company’s Board of Directors may do so by sending a written communication addressed to the Lead Independent Director or to any member of the Board of Directors individually in care of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to any director that is received at II-VI Incorporated’s principal executive offices will be delivered or forwarded to the individual director as soon as practical. II-VI Incorporated will forward all communications received from its shareholders that are simply addressed to the Board of Directors to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Nomination of Director Candidates

The Company may consider Director candidates identified by several sources including existing Directors, members of the Company’s management team, shareholders and third-party search firms.

The Company’s By-Laws describe the procedures to be followed by a shareholder in recommending nominees for director. In general, such recommendations can only be made by a shareholder entitled to notice of and to vote at a meeting at which directors are to be elected, must be in writing and must be received by the Chairman of the Company no later than (i) with respect to the election of directors at an annual meeting, 90 days prior to the anniversary date of the prior year’s annual meeting, or (ii) with respect to the election of directors at a special meeting, within 10 days after notice of such meeting is given to shareholders or publicly disseminated. Furthermore, the recommendation must include certain information regarding the nominating shareholder and the nominee including their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder, the number of shares to be voted for such nominee and information concerning such nominee that would be required in a proxy statement filed with the Securities and Exchange Commission.

The Nominating and Corporate Governance Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board of Directors, including those set forth in the Company’s Nominating and Corporate Governance Committee Charter which is contained in Exhibit C. In general, candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

•	High personal and professional ethics, integrity, practical wisdom and mature judgment;

•	Broad training and experience in policy-making decisions in business;

•	Expertise that is useful to the Company and complementary to the background and experience of other directors;

•	Willingness to devote the amount of time necessary to carry out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations; and

•	Willingness to represent the best interest of all shareholders and objectively appraise management performance.

Potential candidates are screened and interviewed by the Nominating and Corporate Governance Committee of the Board of Directors. All members of the Board of Directors may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

Director Attendance at Annual Meeting of Shareholders

Directors are expected to attend the Annual Meeting of Shareholders. All of the incumbent directors attended last year’s Annual Meeting.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors held four (4) meetings during the fiscal year ended June 30, 2004. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which he is a member.

Directors who are not also employees of the Company receive an annual retainer of $3,000, a fee of $1,250 per day for attending meetings of the Board of Directors, plus reimbursement of expenses. Some of the meetings of the Board of Directors are held over a two-day period. In addition, eligible nonemployee directors may receive grants of options to purchase shares of the Company’s Common Stock at the fair market value of such Common Stock on the date of grant. Board members are limited to serving on a maximum of three other boards.

The Board of Directors has three standing Committees: Audit; Compensation; and Nominating and Corporate Governance. The Chairman of the Audit Committee receives an additional annual retainer of $4,000.

Members of the Audit Committee of the Board of Directors are paid $850 per meeting if held on a day other than a day on which a Board meeting is held, plus reimbursement of expenses. No additional compensation is paid to members of the Compensation or Nominating and Corporate Governance Committees.

The Board of Directors has the authority to hire independent advisors to help fulfill its duties.

Audit Committee

The Board has an Audit Committee of independent, non-management directors currently consisting of Duncan A.J. Morrison (Chairman), Joseph J. Corasanti and Thomas E. Mistler. The Audit Committee’s duties, in accordance with its written Audit Committee Charter, include monitoring performance of the Company’s business plan, reviewing the Company’s internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee has the authority to hire independent advisors to help fulfill its duties. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. The Board of Directors has determined that Duncan A.J. Morrison qualifies as an “audit committee financial expert,” as such term is defined by the Securities and Exchange Commission and has the requisite level of financial sophistication required by the listing standards of Nasdaq. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended. A copy of the Audit Committee Charter is contained in Exhibit A. The Audit Committee met five times in fiscal 2004.

Compensation Committee

The Board has a Compensation Committee, comprised of independent, non-management directors, which is responsible for determining the compensation of the Company’s executive officers and management. The Compensation Committee duties also include administering and interpreting the Company’s Stock Option Plan of 2001 and the Company’s Amended and Restated Employee Stock Purchase Plan. The duties relating to the Company’s Stock Option Plan of 2001 include selecting from eligible employees those persons to whom options will be granted and determining the type of option, the number of shares to be included in each option any restrictions or exercise for some or all of the shares subject to the option and the option price. The duties under the Company’s Amended and Restated Employee Stock Purchase Plan include proscribing, amending and rescinding rules and regulations relating to the Purchase Plan; suspending the operation of the Purchase Plan; and making all other determinations necessary to the administration of the Purchase Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. The Compensation Committee has the authority to hire independent advisors to help fulfill its duties. A copy of the Compensation Committee Charter is contained in Exhibit B. The Compensation Committee is comprised of Peter W. Sognefest (Chairman), Joseph J. Corasanti, Thomas E. Mistler and Duncan A.J. Morrison. The Compensation Committee met twice in fiscal 2004.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee, comprised of independent, non-management directors. The Nominating and Corporate Governance Committee develops and implements policies and processes regarding corporate governance matters, assesses board membership needs and makes recommendations regarding potential director candidates to the Board of Directors. The Nominating and Corporate Governance Committee has the authority to hire independent advisors to help fulfill its duties. A copy of the Nominating and Corporate Governance Committee Charter is contained in Exhibit C. The current members of the Nominating and Corporate Governance Committee are Thomas E. Mistler (Chairman), Marc Y.E. Pelaez and Peter W. Sognefest. The Nominating and Corporate Governance Committee met three times in fiscal 2004.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth all cash compensation paid by the Company, as well as other compensation paid or accrued, to each of its executive officers (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended June 30, 2004, 2003 and 2002:

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation (2)
		Salary	Bonus (1)	Securities Underlying Options
		($)	($)	(#)	($)
CARL J. JOHNSON— Chairman and Chief Executive Officer	2004 2003 2002	276,000 261,000 251,000	851,000 631,000 89,000	— 10,000 —	30,000 26,000 15,000

FRANCIS J. KRAMER— President and Chief Operating Officer	2004 2003 2002	253,000 238,000 230,000	634,000 492,000 74,000	— 10,000 —	28,000 24,000 15,000

HERMAN E. REEDY— Executive Vice President—Infrared Optics	2004 2003 2002	180,000 162,000 154,000	314,000 224,000 47,000	— 6,000 —	27,000 20,000 13,000

JAMES MARTINELLI— Vice President—Government and Military Businesses	2004 2003 2002	160,000 154,000 150,000	216,000 51,000 57,000	— 6,000 —	15,000 33,000 33,000

CRAIG A. CREATURO— Chief Accounting Officer and Treasurer	2004 2003 2002	109,000 91,000 85,000	208,000 104,000 35,000	— 6,000 —	15,000 11,000 14,000

(1)	The amounts shown include management bonuses determined at the discretion of the Board of Directors based on the Company’s performance; amounts received under the Bonus Incentive Plan and under the Management-By-Objective Plan for services rendered in the fiscal year; and bonuses deferred under the Deferred Compensation Plan. Under the Bonus Incentive Plan, each participant receives a cash bonus based on a formula percentage of the Company’s operating profits determined annually by the Board of Directors. Partial bonus amounts are paid quarterly based on interim Company performance, and the remainder is paid after fiscal year end and final determination of the applicable percentage by the Board of Directors. Bonus payments are pro-rated according to each participant’s annual base compensation. Under the Company’s Management-By-Objective Plan, a formula percentage of the Company’s operating profits is determined annually by the Board of Directors and awarded to selected employees. These awards are based on graded performance of recipients measured against pre-established goals. Under the Deferred Compensation Plan, eligible participants can elect to defer a percentage of certain bonus compensation.

(2)	Amounts shown are for premiums paid for life and disability insurance and certain relocation expenses. The amounts shown also include payments made pursuant to the Company’s Profit Sharing Plan, which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

Option Plan

The Company’s Board of Directors and shareholders in 1982 adopted an Incentive Stock Option Plan which was amended and restated by the Board and approved by the shareholders in 1987 as the II-VI Incorporated Stock Option Plan of 1987, in 1990 as the II-VI Incorporated Stock Option Plan of 1990, in 1997 as the II-VI Incorporated Stock Option Plan of 1997 and in 2001 as the II-VI Incorporated Stock Option Plan of 2001 (the “Option Plan”). The Option Plan currently provides for the issuance of up to 3,120,000 shares of the Company’s Common Stock. As of June 30, 2004, approximately 322 officers and employees of the Company were eligible for consideration to receive options under the Option Plan.

The following table sets forth information with respect to each of the Company’s Named Executive Officers concerning the exercise of options during fiscal 2004 and unexercised options held as of June 30, 2004:

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End	Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable/Unexercisable	Exercisable/Unexercisable (1)
	(#)	($)	(#)	($)
CARL J. JOHNSON	9,186	235,676	57,814/10,000	1,493,739/171,400
FRANCIS J. KRAMER	32,000	788,992	31,000/10,000	707,660/171,400
HERMAN E. REEDY	20,000	338,231	3,600/6,400	56,496/108,704
JAMES MARTINELLI	30,000	710,076	24,800/7,200	557,788/120,432
CRAIG A. CREATURO	3,000	44,625	3,000/6,000	47,700/102,840

(1)	Calculated on the basis of the fair market value of the underlying securities at fiscal year end, minus the exercise price.

Employment Agreements

Carl J. Johnson, Francis J. Kramer and Herman E. Reedy have employment agreements with the Company, terminable by either party on thirty days’ prior written notice, which contain, among other matters, provisions for payment of compensation and benefits in the discretion of the Company, and agreements regarding confidentiality, non-competition and assignment of inventions. The employment agreements also provide that in the event the employee is terminated by the Company for any reason except for fraud, theft, embezzlement or any other dishonest act, the employee will continue to receive his base salary at the time of termination for up to nine months after the date of termination.

Report of the Compensation Committee

The Compensation Committee has the responsibility of recommending to the Board of Directors appropriate salaries and bonuses for all executive officers and top management of the Company. The Compensation Committee has the responsibility of granting stock options to eligible employees including the executive officers. The committee is comprised of all of the non-management directors of the Company.

Compensation Philosophy

•	To link the interests of executives and managers to the interests of shareholders and other potential investors.

•	To provide incentives for working toward increasing short-term and long-term shareholder value through growth-driven financial compensation.

•	To provide incentives for innovation, quality management, responsiveness to customer needs, environmental, health and safety performance and an action-oriented approach to opportunities in the marketplace.

•	To attract and retain individuals with the leadership and technical skills required to carry the Company into the future, and to grow the business.

•	To provide compensation in a manner that allows for shared risks by the executives and managers but also the potential for shared rewards.

Executive Compensation

The Company uses a three-pronged approach to its executive compensation program: 1) base salary; 2) potential for cash or stock bonuses; and 3) incentive stock. The Company’s compensation plans tie a significant portion of executive compensation to performance goals. In fact, executive officers collectively have over 25% to 50% of their compensation package “at-risk,” which means it is not guaranteed but rather is received through bonuses or incentive stock based on the Company’s performance. In the aggregate, 69%, 62% and 26% of the executive officer’s compensation for fiscal 2004, 2003 and 2002, respectively, on average, came from at-risk incentive directly related to Company performance. During the course of each year, the Committee meets with the CEO and COO of the Company to review recommendations on changes, if any, in the base salary of each executive officer. Based on the Committee’s judgment and knowledge of salary practices, national surveys and an individual’s performance and contribution to the Company, the Committee modifies or approves such recommendations.

Base Salary:    The Company sets base salary levels for executive management each year based on a number of factors, including the status of the competitive marketplace for such positions, the responsibilities of the position, the experience of the individual, the individual’s performance during the past year, and equity in relationship to other executive positions within the Company.

Cash Bonuses:    The Company awards cash bonuses under a Bonus Incentive Plan which is based on a formula percentage of the Company’s profits determined annually by the Board of Directors. The Company also awards bonuses under a Management-By-Objective Plan which is based on a formula percentage of operating profits, determined annually by the Board, based on achievement of certain strategic objectives integral to the annual operating plan.

Incentive Stock:    The Company has a variable compensation plan covering all employees, including executive officers, based on achievement of certain objectives. On average, once every two fiscal years the Option Committee may consider granting executive officers of the Company awards under the Option Plan. These options, which generally vest over time, are awarded to officers based on their continued contribution to the Company’s achievement of financial and operating objectives. These awards are designed to align the interests of the Company’s shareholders and to motivate the Company’s executive officers to remain focused on the overall long-term performance of the Company.

Chief Executive Officer and Chief Operating Officer

In setting compensation for the Chief Executive Officer and Chief Operating Officer, the Compensation Committee considers objective criteria including performance of the business, accomplishments of long-term strategic goals and the development of management. The Compensation Committee considers the Company’s revenue growth and earnings to be the most important factors in determining the Chief Executive Officer’s and Chief Operating Officer’s compensation package. Along with the financial performance factors, the Compensation Committee also considers achievement of long-term strategic goals, including enhancing the Company’s reputation among both its customer and investor bases during the year, and the market base salary of comparable positions. The base salary has normally been 75-80% of the market base salary due to the “at risk” portion of the compensation mentioned earlier.

Income Tax Consequences

For U.S. federal income tax purposes, the Company may deduct compensation paid as the result of option exercises under the shareholder-approved Company’s Stock Option Plan of 2001. The Company may not, however, deduct portions of salary, bonus and other cash and non-cash compensation in excess of $1 million paid to a named executive.

Compensation Committee

Peter W. Sognefest, Chairman

Joseph J. Corasanti

Thomas E. Mistler

Duncan A.J. Morrison

Report of the Audit Committee

The following is a draft report of the Audit Committee with respect to the Company’s financial statements for the fiscal year ended June 30, 2004, to be included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each of the members of the Audit Committee is independent as defined under the Nasdaq’s listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standards No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company.

Conclusion

Based on review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

Audit Committee

Duncan A.J. Morrison, Chairman

Joseph J. Corasanti

Thomas E. Mistler

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information available to the Company as of August 31, 2004, regarding the ownership of the Company’s Common Stock by (i) each of the Company’s directors and nominees; (ii) each of the Company’s Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person or group known by the Company to beneficially own more than five percent (5%) of the Common Stock.

	Beneficial Ownership of Common Stock (1)
	Shares	Percent
CARL J. JOHNSON (2) c/o II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056	2,238,798	15.5%
JOSEPH J. CORASANTI (3)	2,200	*
FRANCIS J. KRAMER (3)	147,186	1.0%
THOMAS E. MISTLER (3) (4)	479,157	3.3%
DUNCAN A.J. MORRISON (3) (5)	25,260	*
MARC Y.E. PELAEZ (3)	2,100	*
PETER W. SOGNEFEST (3) (6)	9,552	*
HERMAN E. REEDY (7)	48,682	*
JAMES MARTINELLI (7) (8)	69,240	*
CRAIG A. CREATURO (7)	6,083	*
BABSON CAPITAL MANAGEMENT (10) One Memorial Drive Cambridge, Massachusetts 02142-1300 114 West 47th Street, Suite 1926 New York, NY 10036	955,130	6.6%
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (TEN PERSONS) (2)-(9)	3,028,258	20.9%

*	Less than 1%

(1)	Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2)	Includes 1,819,203 shares of Common Stock over which Dr. Johnson has sole voting and investment power, 34,000 shares subject to stock options held by Dr. Johnson and exercisable within 60 days of August 31, 2004 under the Option Plan, and 141,275 shares in a charitable trust over which Dr. Johnson has shared voting and investment power. Also includes 244,260 shares held by Dr. Johnson’s wife, as to which shares he disclaims beneficial ownership.

(3)	Includes 2,000 shares subject to stock options held by Mr. Corasanti, 34,000 shares subject to stock options held by Mr. Kramer, 1,840 shares subject to stock options held by Mr. Mistler, 1,840 shares subject to stock options held by Mr. Morrison, 2,000 shares subject to stock options held by Rear Admiral Pelaez and 1,840 shares subject to stock options held by Mr. Sognefest and exercisable within 60 days of August 31, 2004.

(4)	Includes 102,374 shares held in trust and 374,943 shares held in limited partnerships in which Mr. Mistler is a general partner.

(5)	Includes 1,000 shares held by Mr. Morrison’s wife, as to which shares he disclaims beneficial ownership.

(6)	Includes 580 shares held by Mr. Sognefest’s son, as to which shares he disclaims beneficial ownership.

(7)	Includes 5,600 shares, 27,200 shares and 4,800 shares subject to stock options held by Messrs. Reedy, Martinelli, and Creaturo, respectively, and exercisable within 60 days of August 31, 2004.

(8)	Includes 2,800 shares over which Mr. Martinelli has shared voting and investment power.

(9)	Includes 115,120 shares subject to stock options held by executive officers and directors as a group and exercisable within 60 days of August 31, 2004.

(10)	Based on its schedule 13G filed with the Securities and Exchange Commission on February 2, 2004, Babson Capital Management, formerly David L. Babson & Company, Inc., a registered investment advisor (Babson), reports sole voting and dispositive power over 915,370 shares of Common Stock and 39,400 shares of Common Stock of shared voting power. Such shares are owned by various investment companies, trusts and accounts to which Babson provides investment advice.

PERFORMANCE GRAPH

The following graph compares cumulative total stockholder return on the Company’s Common Stock with the cumulative total shareholder return of the companies listed in the Nasdaq Market Index and with a peer group of companies constructed by the Company for the period from June 30, 1999, through June 30, 2004. The Peer Group includes AXT, Inc., Coherent Inc., Electro Scientific Industries, Inc., Excel Technology Inc. and Rofin-Sinar.

	Base Year 1999	2000	2001	2002	2003	2004
The Company	100.00	509.22	368.42	310.95	478.74	645.47
Peer Group Index	100.00	276.74	165.91	117.17	112.75	176.44
NASDAQ Index	100.00	147.84	80.15	54.65	60.78	76.52

The above graph represents and compares the value, through June 30, 2004, of a hypothetical investment of $100 made at the closing price on June 30, 1999, in each of (i) the Company’s Common Stock, (ii) the Nasdaq Market Index, (iii) the companies comprising the Peer Group and assuming, in each case, the reinvestment of dividends. The cumulative shareholder return through June 30, 2004 indicates that the Company has outperformed the Nasdaq Market Index and the Peer Group.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2005. The affirmative vote of the holders of at least a majority of the votes which all shareholders present at the Annual Meeting are entitled to cast is required to ratify such selection. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

During fiscal 2004, the Company incurred the following fees for services performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) during the fiscal years ended June 30, 2004 and 2003:

	2004	2003
Audit Fees	$329,000	$226,000
Audit-Related Fees (1)	3,000	7,000
Tax Fees (2)	153,000	284,000
All Other Fees	—	—

Total Fees	$485,000	$517,000

(1)	Audit related fees represented audits of the Company’s Profit Sharing Plan.
(2)	Tax fees consisted of fees for tax compliance and consulting services including transfer pricing studies and corporate reorganizations.

The Audit Committee pre-approves the retention of the auditors, and the auditor’s fees for all audit and non-audit services provided by the auditor and determines whether the provision of non-audit services is compatible with maintaining the independence of the auditor.

FORM 10-K ANNUAL REPORT TO THE SECURITIES

AND EXCHANGE COMMISSION

A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission, is included in the Annual Report to Shareholders which is being furnished with this proxy statement. A shareholder may obtain additional copies of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company’s costs of providing such exhibits by writing to Craig A. Creaturo, Chief Accounting Officer and Treasurer of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

The Company will pay the expense in connection with the printing, assembling and mailing to the holders of capital stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of a class of the Company’s registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company’s directors, executive officers and more than ten percent shareholders timely filed all reports due under Section 16(a) for the period from July 1, 2003, through June 30, 2004.

Shareholder Proposals

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting of the Company expected to be held in November 2005 must be delivered to Robert D. German, Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by June     , 2005. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2005 Annual Meeting, but are intended to be presented by the shareholder from the floor, unless notice of the intent to make such proposal is received by Mr. German at the address above on or before August     , 2005.

EXHIBIT A

II-VI INCORPORATED

AUDIT COMMITTEE CHARTER

Article 1.    Organization

The Audit Committee of the Board of Directors of II-VI Incorporated (the “Company”) shall be a permanent committee of the Board of Directors.

Article 2.    Membership

The members of the Audit Committee shall be appointed by the Board of Directors on recommendations from the Nominating and Corporate Governance Committee recognizing the need for continuity of membership from year to year.

The Audit Committee shall consist of a minimum of three independent, non-management members of the Board of Directors. No member of the Audit Committee shall (i) be an active employee of the Company or any of its affiliates during the current year or any of the past three years or (ii) have participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years.

Each member of the Audit Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Applicable laws, regulations (including Rule 10A-3 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) and listing standards (collectively, “Laws”) shall be followed in evaluating a member’s independence.

Each member of the Audit Committee shall be generally knowledgeable in financial, accounting and auditing matters and able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of earnings and statement of cash flows. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background.

One member of the Audit Committee will serve as Chairman of the Audit Committee and shall be appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. The Chairman of the Audit Committee shall be responsible for leadership of the Audit Committee, including, but not limited to, preparation of meeting agendas, presiding over the meetings, making committee assignments, reporting to the Board of Directors and maintaining open communication with the independent auditors and management of the Company. The Chairman of the Audit Committee shall also oversee the administration of the Company’s Code of Ethics for Senior Financial Officers and its Compliance Hotline.

Article 3.    Roles and Duties

It shall be the role of the Audit Committee to oversee the Company’s discharge of its financial reporting obligations and its relationship with its independent registered public accounting firm (hereafter, the “independent auditors”) and to assist the Board of Directors in fulfilling its legal and fiduciary responsibilities of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company and other such duties as directed by the Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

The Audit Committee shall promote the development of an effective and continuously improving control environment, in concert with the management of the Company, to achieve the Company’s objectives through an appropriate system of risk assessment and internal controls.

The Audit Committee shall have the sole authority and direct responsibility over the selection, appointment, compensation, retention and replacement, if necessary, of a firm of independent auditors which shall report directly to the Audit Committee to perform an annual audit of the Company.

The Audit Committee shall oversee the work of the independent auditors and shall resolve any disputes between management and the independent auditors concerning financial reporting or accounting matters.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditors in accordance with applicable Law. The Audit Committee may delegate such pre-approval authority to one or more Audit Committee members, provided that the decisions of such delegate shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall maintain open communications with the independent auditors of the Company and the management of the Company. At least annually, the Audit Committee shall meet with the independent auditors of the Company without the presence of the management of the Company.

The Audit Committee shall review the annual audit plans of the independent auditors.

The Audit Committee shall review the results of the annual audit of the independent auditors and recommend any action or responses deemed necessary.

The Audit Committee shall obtain, at least annually, a formal written statement from the independent auditors confirming their independence from the Company and disclosing all relationships and services which may impact the independent auditor’s objectivity and independence, consistent with Independence Standards Board Standard 1 or any successor thereto.

The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to oversee the independence of the outside auditor.

The independent auditor shall report the following to the Audit Committee prior to the filing of audit reports with the Commission: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditor and management. The Audit Committee shall consider and discuss such reports with the independent auditor.

The Audit Committee shall review whether management has sought a second opinion regarding a significant accounting issue from a source other than the independent auditor of the Company, and, if so, obtain the rationale for the particular accounting treatment chosen in light of a second opinion.

The Audit Committee shall prepare the report required by the rules of the Commission to be included in the annual proxy statement solicited by the Company.

The Audit Committee shall review disclosures made to the Audit Committee by the Company’s principal executive officer and principal financial officer during their certification process for the Company’s annual and quarterly reports filed with the Commission.

The Audit Committee shall review compliance by directors, officers, and management with the Company’s Insider Trading Policy on at least an annual basis.

The Audit Committee shall be empowered to investigate any matter brought to its attention within its scope of responsibilities, with full power to retain outside legal counsel and/or experts in fulfilling this purpose. The Company shall provide the necessary funding for the compensation of the Company’s independent auditors, any outside counsel or advisers and the ordinary administrative expenses of the Audit Committee.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding the Company’s financial statements or accounting policies.

Article 4.    Meetings

The Audit Committee is expected to meet in person or by teleconference as often as it determines, but not less frequently than once each fiscal quarter. All meetings will be called by the Chairman of the Audit Committee, with the Audit Committee having sole authority to invite members of the Company’s management, the independent auditors or others as determined necessary.

Article 5.    Voting

Each member of the Audit Committee shall have an equal vote on all matters requiring voting. A simple majority in attendance will decide the vote. In the case of a tie vote, the Chairman of the Audit Committee shall be empowered to decide the outcome of the vote.

Article 6.    Charter Review

This charter shall be reviewed and assessed for adequacy and updated, if necessary, at least annually based on applicable Laws and approved by the Board of Directors at the first meeting of the Board of Directors each fiscal year. The charter shall be published in accordance with applicable Laws.

Article 7.    Scope of Duties

Notwithstanding any of the responsibilities and duties set forth in this charter, it is not the duty of the Audit Committee to plan, direct or conduct audits or to determine whether the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. This duty lies with management and the independent auditors.

                    , 2004

EXHIBIT B

II-VI INCORPORATED

COMPENSATION COMMITTEE CHARTER

Article 1.    Organization

The Compensation Committee of the Board of Directors of II-VI Incorporated (the “Company”) shall be a permanent committee of the Board of Directors.

Article 2.    Membership

The members of the Compensation Committee shall be appointed by the Board of Directors on recommendations from the Nominating and Corporate Governance Committee.

The Compensation Committee shall consist of a minimum of three members of the Board of Directors. All of the members of the Compensation Committee shall be independent directors.

Each member of the Compensation Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Applicable laws, regulations and listing standards (including, without limitation, Marketplace Rule 4200(a)(15) promulgated by Nasdaq, Section 162(m) of the Internal Revenue Code, and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rules or regulations) (collectively, “Laws”) shall be followed in evaluating a member’s independence.

One member of the Compensation Committee will serve as Chairman of the Compensation Committee and shall be appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. The Chairman of the Compensation Committee shall be responsible for leadership of the Compensation Committee, including, but not limited to, preparation of meeting agendas, presiding over the meetings, making committee assignments and reporting to the Board of Directors.

Article 3.    Roles and Duties

It shall be the role of the Compensation Committee to assist the Board of Directors in discharging its oversight responsibilities for the compensation of the Company’s officers, directors and key employees in accordance with the Company’s stated compensation strategy and philosophy, corporate goals and objectives, competitive practices and regulatory requirements. The Compensation Committee shall review, provide advice on and, where appropriate, approve compensation objectives, plans and levels.

The Compensation Committee shall determine all aspects of Total Compensation (defined as compensation, benefits and perquisites) for the Chief Executive Officer (CEO) and Chief Operating Officer (COO) of the Company, including, but not limited to:

a. A review of corporate and individual goals and objectives relevant to CEO and COO Total Compensation, an evaluation of the CEO’s and COO’s performance relative to those goals and objectives, and a determination of the CEO’s and COO’s Total Compensation level based on this evaluation.

b. In determining the long-term incentive component of CEO and COO Total Compensation, the Compensation Committee will consider the Company’s performance, relative shareholder return, the value of long-term incentive compensation given to CEO’s and COO’s at comparable companies, and the awards given to the CEO and COO in past years.

The Compensation Committee shall determine the Total Compensation of senior executives of the Company, such review to include, at a minimum, the Section 16 officers whose compensation treatment is disclosed in the proxy statement of the Company.

The Compensation Committee shall make recommendations to the Board with respect to incentive compensation and equity-based incentive plans that require shareholder approval, and will govern the Company’s shareholder-approved award and options plan(s). The plan governance role of the Compensation Committee shall include the authority to adopt, administer, approve, and ratify awards, including amendments to the awards made under any such plans, and the review and monitoring of awards under such plans. These duties shall include administering and interpreting the Company’s Stock Option Plan of 2001, selecting from eligible employees those persons to whom options will be granted and determining the type of option, the number of shares to be included in each option, any restriction on exercise for some or all of the shares subject to the option, the option price and the period in which each option may be exercised, either in whole or in part.

The Compensation Committee’s duties shall include administering and interpreting the Company’s Amended and Restated Employee Stock Purchase Plan (the “Purchase Plan”); proscribing, amending and rescinding rules and regulations relating to the Purchase Plan; suspending the operation of the Purchase Plan; and making all other determinations necessary to the administration of the Purchase Plan, including the appointment of individuals to facilitate the day-to-day operation thereof.

The Compensation Committee shall review and have sole authority to approve the retention (including the fees and terms of such retention) and/or termination of any compensation consultant to be used to assist in the evaluation of director, CEO, COO or senior executive compensation.

The Compensation Committee is responsible for the periodic review of succession plans for the CEO, COO and other senior executives as deemed necessary. The Compensation Committee is to periodically report to the Board of Directors on these matters.

The Compensation Committee shall review the annual report on senior executive compensation for inclusion in the in the Company’s proxy statement in accordance with all applicable rules and regulations.

The Compensation Committee shall also perform such other duties and responsibilities as may be assigned to it, from time to time, by the Board of Directors of the Company.

Article 4.    Meetings

The Compensation Committee is expected to meet in person or by teleconference as often as it determines, but not less frequently than twice each fiscal year. All meetings will be called by the Chairman of the Compensation Committee, with the Compensation Committee having sole authority to invite members of the Company’s management and others as determined necessary.

Article 5.    Voting

Each member of the Compensation Committee shall have an equal vote on all matters requiring voting. A simple majority in attendance will decide the vote. In the case of a tie vote, the Chairman of the Compensation Committee shall be empowered to decide the outcome of the vote.

Article 6.    Charter Review

This charter shall be reviewed and assessed for adequacy and updated, if necessary, at least annually based on applicable Laws and approved by the Board of Directors at the first meeting of the Board of Directors each fiscal year. The charter shall be published in accordance with applicable Laws.

                    , 2004

EXHIBIT C

II-VI INCORPORATED

NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE CHARTER

Article 1.    Organization

The Nominating and Corporate Governance Committee of the Board of Directors of II-VI Incorporated (the “Company”) shall be a permanent committee of the Board of Directors.

Article 2.    Membership

The members of the Nominating and Corporate Governance Committee shall be appointed by the Board of Directors on recommendations from this Committee.

The Committee shall consist of a minimum of three members of the Board of Directors. All of the members of the Nominating and Corporate Governance Committee shall be independent directors.

One member of the Committee will serve as Chairman and shall be appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. The Chairman of the Nominating and Corporate Governance Committee shall be responsible for leadership of the Committee, including, but not limited to, preparation of meeting agendas, presiding over the meetings, making committee assignments and reporting to the Board of Directors.

Article 3.    Roles and Duties

The purpose of the Nominating and Corporate Governance Committee is to ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to the shareholders and the Company. To accomplish this purpose, the Nominating and Corporate Governance Committee develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and makes recommendations regarding potential director candidates to the Board of Directors.

The responsibilities of the Committee shall be as follows:

a.  Evaluate the current composition, organization and governance of the Board of Directors and its Committees, determine future requirements and make recommendations to the Board for approval.

b.  Determine desired board skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired. Evaluate and propose nominees for election to the Board of Directors.

c.  Administer the Board performance evaluation process including conducting surveys of director observations, suggestions and preferences.

d.  Evaluate and make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.

e.  Monitor Board and Committee meeting schedules.

f.  Evaluate and consider matters relating to the qualifications, compensation and retirement of Directors, including compliance with any rules and regulations issued by the National Association of Securities Dealers, Inc.

g.  The Nominating and Corporate Governance Committee shall review and assess its performance on a periodic basis.

Article 4.    Meetings

The Nominating and Corporate Governance Committee is expected to meet in person or by teleconference as often as it determines. All meetings will be called by the Chairman of the Nominating and Corporate Governance Committee, with the Committee having sole authority to invite members of the Company’s management and others as determined necessary.

Article 5.    Voting

Each member of the Nominating and Corporate Governance Committee shall have an equal vote on all matters requiring voting. A simple majority in attendance will decide the vote. In the case of a tie vote, the Chairman of the Nominating and Corporate Governance Committee shall be empowered to decide the outcome of the vote.

Article 6.    Charter Review

This charter shall be reviewed and assessed for adequacy and updated, if necessary, at least annually based on applicable Laws and approved by the Board of Directors at the first meeting of the Board of Directors each fiscal year. The charter shall be published in accordance with applicable Laws.

                    , 2004

P

R

O

X

Y

(Preliminary Copy)

II-VI INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Carl J. Johnson and Thomas E. Mistler or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 8, 2004 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044, on November 5, 2004, and at any adjournment thereof.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Shareholders

II-VI INCORPORATED.

November 5, 2004

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1, 2 AND 3.

X

Please mark your votes as in this example.

1.	ELECTION OF CLASS TWO DIRECTORS

FOR

☐

WITHHOLD

AUTHORITY

☐

Nominees:

Peter W. Sognefest

Francis J. Kramer

FOR, except vote withheld from the following nominee(s):

3.	Ratification of the Board of Directors’ selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year.

FOR
☐

AGAINST
☐

ABSTAIN
☐
2.	An amendment to the Company’s Article of Incorporation to increase the number of shares of common stock that are authorized to issue from 30,000,000 to 100,000,000 shares.

☐

☐

☐

Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors for the nominees listed at left hereof, for an amendment to the Company’s Article of Incorporation and for ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Proxies also shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

A majority of such proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers hereunder.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

SIGNATURE

Date:                            , 2004

SIGNATURE IF HELD JOINTLY

Date:                            , 2004

Important: Shareholders sign here exactly as name appears hereon.